EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 18th day of June, 2015, by and between Brisben Water Solutions LLC (the “Purchaser”) and Ecosphere Technologies, Inc. (the “Company”) (collectively, the Purchaser and the Company, are the “Parties”).

WHEREAS, this Agreement contemplates a transaction in which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, securities consisting of one Unit of the Company upon the terms and conditions set forth herein.  The Unit consists of (i) a $250,000 convertible note (the “Note”), (ii) 4,347,826 warrants to purchase common stock of the Company (the “Warrants”) as more particularly described in Section 1, and (iii) 2.5% of the limited liability company interests (the “2.5% EM Interest”) in Ecosphere Mining, LLC, a Delaware limited liability company and the Company’s subsidiary (“EM”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Sale and Purchase.

(a)

The Unit. The Company agrees to sell and the Purchaser agrees to purchase one Unit, consisting of (i) the Note, (ii) the Warrants, and (iii) the 2.5% EM Interest. The Note will mature September 12, 2015, subject to prior conversion, be convertible into common stock at $0.115 per share and pay 10% annual interest (payable in cash upon maturity or conversion) calculated on the basis of a 360-day year. The Warrants are exercisable for five years from the date of issuance at $0.115 per share (subject to adjustment) and permit the holder to exercise on a cashless basis.   Copies of the form of Note and the form of the Warrant are annexed as Exhibits A and B to this Agreement.

(b)

Series C Convertible Preferred Stock. The Purchaser and the Company agree that in lieu of any shares of common stock deliverable upon exercise of the Warrants or conversion of the Note, the Company may issue the Holder an equivalent number, on an as-converted basis, of shares of the Company’s Series C Convertible Preferred Stock (the “Series C”), which converts on the basis of 1,000,000 shares of common stock to one share of Series C, in accordance with the Certificate of Designation setting forth the terms of the Series C, which is attached as Exhibit G to this Agreement.

2.

Purchase Price. The Unit is offered at $250,000 (the “Purchase Price”). The Purchaser shall wire to the Company the Purchase Price.  For the convenience of the Purchaser, the Company’s wire instructions are annexed as Exhibit C to this Agreement.

3.

Concerning the Note; Remedies.

(a)

The Note will be secured by (i) a first lien on the Collateral, and rights to sale proceeds from the FNES Interest and the EM Interest, as defined by the Security Agreement, the form of which is annexed as Exhibit D and (ii) the Collateral as defined by the FNES Amended and Restated Collateral Assignment of Limited Liability Company Interest Proceeds and the EM Collateral Assignment of Limited Liability Company Interest Proceeds, the forms of which are annexed as Exhibits E and F, respectively.

(b)

In the event of a default under the Note or the Security Agreement or the Collateral Assignments, the Purchaser shall be entitled to all remedies as a secured creditor, provided that any sale of the Collateral must be by means of a public sale in accordance with the provisions of the Uniform Commercial Code of Florida, and the Purchaser’s rights shall be limited to recovering the principal, accrued interest and attorneys’ fees due under the Note, the Convertible Promissory Note dated May 8, 2015, the Convertible Promissory Note dated March 19, 2015, and the Amended and Restated Convertible Note dated February 9, 2015, if any, together with reasonable costs of the public sale. All additional proceeds, if any, from the public sale shall be paid to the Company.

4.

Representations and Warranties of the Company.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, the Company hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the closing date:

4.1

Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted.

4.2

Authority.  The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

4.3

Non-Contravention.  The execution and delivery of this Agreement by the Company and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which the Company is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Company.

4.4

Litigation.  There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally selling the Unit pursuant to the terms and provisions of this Agreement.  The Company is not a party to any litigation except as has been disclosed in its Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

4.5

Brokers’ Fees.  The Company has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

4.6

Reporting Company/Not a Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act. The Company is not and never has been a “shell company” as that term is defined in Rule 144 under the Securities Act of 1933 (the “Act”).

4.7

SEC Reports. The Company has filed with the SEC all reports required to be filed since January 1, 2005. None of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

4.8

Listing.  The Company’s common stock is quoted on the OTCQB under the symbol “ESPH”.  The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the OTCQB nor that its common stock does not meet all requirements for the continuation of such quotation, provided that the Company complies with routine continued listing procedures.  The Company satisfies all the requirements for the continued quotation of its common stock on the OTCQB.

4.9

Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

4.10

No Material Adverse Change.  Since April 15, 2015 (filing date of the last Form 10-K), there has not been individually or in the aggregate a Material Adverse Change with respect to the Company. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on the Company or material adverse change on its business, assets, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because of (i) changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which the Company operates.

4.11

2.5% EM Interest.  The Company will (i) cause EM to issue the 2.5% EM Interest to the Purchaser free and clear of all liens and encumbrances, (ii) cause EM, its manager(s) and/or member(s) to admit Purchaser as a member of EM and (iii) deliver to Purchaser a certificate or other documentation evidencing the Purchaser’s ownership of the 2.5% EM Interest.

5.

Representations and Warranties of the Purchaser.  As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the closing date:

5.1

Authority.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser.

5.2

Non-Contravention. The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule or regulation applicable to it.

5.3

Litigation There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Unit pursuant to the terms and provisions of this Agreement.

5.4

Brokers’ Fees.  The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.5

Information.  The Purchaser has relied solely on the reports of the Company filed with the SEC, other publicly available information and other written and electronic information prepared by the Company in making its decision to purchase the Unit. The Purchaser acknowledges that the purchase of the Unit entails a high degree of risk including the risks highlighted in the risk factors contained in filings by the Company with the SEC including its annual report on Form 10-K for the year ended December 31, 2014, and in other publicly available information. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the reasons for this offering, the business prospects of the Company, the risks attendant to the Company’s business, and the risks relating to an investment in the Company. The Purchaser further acknowledges that pursuant to Section 517.061(11)(a)(3), Florida Statutes and Rule 3E-5090.05(a) thereunder, the Purchaser has had an opportunity to obtain additional information (to the extent the Company possesses such information and could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which the Purchaser had access.  The Company will put such information in writing if requested by the Purchaser.  The Purchaser acknowledges the receipt (without exhibits) of or access to the reports filed with SEC at www.sec.gov which includes the Company’s annual report on Form 10-K with respect to the year ended December 31, 2014 (as well as any other reports) filed prior to the date of this Agreement.  These reports will be made available to the Purchaser upon written request to the Company.

5.6

Investment.  The Purchaser is acquiring the Unit for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this

Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.  The Purchaser understands that the Unit, and any shares of common stock issued upon the exercise of Warrants or the conversion of the Note contained in the Unit, may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration under the Act, such securities must be held indefinitely.

5.7

Restricted Securities.  The Purchaser understands that the Unit, and any shares of common stock issuable upon the exercise of Warrants or the conversion of the Note contained in the Unit, are not registered under the Act in reliance on an exemption from registration under the Act pursuant to Section 4(a)(2) thereof and Rule 506 thereunder and any such shares of common stock will bear a restrictive legend.

5.8

Investment Experience.  The Purchaser represents that: it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Act, for one of the reasons on the investor questionnaire attached to the form of Warrant included as Exhibit B to this Agreement. The Purchaser represents and acknowledges that: (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances, (ii) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Unit, (iii) it is able to bear the substantial economic risks of an investment the Unit for an indefinite period of time, (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment, and (vi) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Unit to evaluate the merits and risks of the purchase of the Units and to make an informed investment decision with respect thereto.

5.9

No General Solicitation.  The offer to sell the Unit was directly communicated to the Purchaser by the Company.  At no time was the Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

6.

Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Agreement shall survive the closing and shall not be affected by any investigation made prior to the closing.

7.

Indemnification.

7.1

Indemnification Provisions for Benefit of the Purchaser.  In the event the Company breaches any of its representations, warranties, and/or covenants contained herein and provided that the Purchaser makes a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

7.2

Indemnification Provisions for Benefit of the Company.  In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that the Company makes a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

8.

Post Closing Covenants. The Parties agree as follows with respect to the period following the closing:

8.1

General.  In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7).

8.2

Company.  The Company hereby covenants that, after the closing, the Company will, at the request of Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Unit, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

9.

Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

10.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

11.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

12.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

13.

Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To the Company:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL  34997

Attention: Dennis McGuire

To the Purchaser:

Brisben Water Solutions LLC

23 N. Beach Road

Jupiter Island, FL 33455

Attn:  William Brisben

or to such other address as any of them, by notice to the other may designate from time to time.

14.

Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

15.

Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. Any proceeding or action shall only be commenced in Martin County, Florida or the United States District Court for the Southern District of Florida. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

16.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

17.

Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

18.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN

AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES IN THIS OFFERING ARE SALES IN FLORIDA.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF DENNIS MCGUIRE AT THE ADDRESS SET FORTH IN SECTION 13 OF THIS AGREEMENT.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

COMPANY:

By: /s/ Dennis McGuire Dennis McGuire,
Chief Executive Officer

PURCHASER:
Brisben Water Solutions LLC
By: /s/ William Brisben William Brisben, Manager

No of Units Purchased    1

No. of Warrants    4,347,826

LLC Interest    2.5% EM Interest